March 28, 2008

Public Sector Pension Investment Board
c/o PSP Investments
1250 Rene-Levesque Blvd West
Suite 2030
Montreal (Quebec) H3B 4W8

Red Isle Private Investments Inc.
c/o PSP Investments
1250 Rene-Levesque Blvd West
Suite 2030
Montreal (Quebec) H3B 4W8

Telesat Holdings Inc.
1601 Telesat Court
Gloucester, Ontario
KIP 5P4

Dear Sirs,

Reference is made to (i) the Asset Transfer Agreement dated as of August 7, 2007 by and among 4363205 Canada Inc. (now known as Telesat Holdings Inc.), Loral Skynet Corporation (“Loral Skynet”) and Loral Space & Communications Inc. (“Loral”), as amended (the “Asset Transfer Agreement”), (ii) the Omnibus Agreement dated as of October 30, 2007 by and among Loral, Loral Skynet, Public Sector Pension Investment Board (“PSP”), Red Isle Private Investments Inc. (“Red Isle) and Telesat Holdings Inc. (“Holdco”), (iii) the Ancillary Agreement dated as of August 7, 2007 by and among Loral, Loral Skynet, PSP, Holdco and 4363230 Canada Inc. (which has since been amalgamated into Telesat Canada), as amended (the “Ancillary Agreement”) and (iv) the Subscription Agreement for Shares dated as of August 7, 2007 by and among Red Isle, PSP and Holdco, as amended (the “PSP Subscription Agreement”). You and we hereby agree as follows:

1.	Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Asset Transfer Agreement.

2.	The Final Adjustment Amount is as set forth in Schedule I attached hereto, and accordingly, pursuant to Section 1.2 of the Ancillary Agreement, Loral shall pay to PSP within five Business Days from the date of this letter agreement CAD3,404,634.23. Upon payment by Loral of such amount, neither Loral nor Loral Skynet shall have any further liability or obligation under Section 1.2 of the Ancillary Agreement or Section 2.7 of the Asset Transfer Agreement.

3.	Red Isle’s delivery of CAD26 million of Canadian treasury bills at Closing shall be deemed to have satisfied its obligations under Section 2.1 of the Omnibus Agreement and Red Isle and PSP shall have no further obligation or liability in respect thereof.

4.	Within five Business Days from the date of this letter agreement, Loral shall pay to Red Isle CAD1,646,717.60 to reimburse Red Isle for the amount that the CAD26 million of Canadian treasury bills delivered by Red Isle at Closing as described in paragraph 3 above exceeded its contractual delivery requirement of US$25,472,000 under Section 2.1 of the Omnibus Agreement as set forth in Schedule II attached hereto. Upon such payment by Loral, neither Loral nor Loral Skynet shall have any further liability or obligation in respect of such overpayment.

5.	The Canadian dollar equivalent of the US$150,000,000 of Senior Preferred Shares (as defined in the PSP Subscription Agreement) purchased by Red Isle, determined as of the Closing Date (based on the Telesat Closing Exchange Rate, as such term is defined in the PSP Subscription Agreement), is C$141,435,000, and not C$145,320,000 as determined on the fifth Business Day before Closing (based on the Telesat Provisional Exchange Rate, as such term is defined in the PSP Subscription Agreement). As required by the PSP Subscription Agreement, within five Business Days from the date of this letter agreement, Red Isle shall surrender to Holdco the share certificate which it received on October 31, 2007 for 145,320 Senior Preferred Shares, which shall be cancelled, in exchange for a new share certificate, also dated October 31, 2007, for 141,435 of such Senior Preferred Shares, which shall be duly and validly authorized and issued and outstanding as fully paid and non-assessable shares.

6.	Because all Equity Shares are ultimately to be issued to Loral Skynet and Red Isle respectively in 64%/36% proportions, it is agreed that the number of Equity Shares to be issued to Red Isle under the PSP Subscription Agreement will not be adjusted to reflect changes between the Telesat Provisional Exchange Rate and the Telesat Closing Exchange Rate. However, a resolution will be placed before the board of directors of Holdco to state the capital of the Equity Shares and the Senior Preferred Shares acquired by Red Isle under the PSP Subscription Agreement to reflect the Telesat Closing Exchange Rate and to correct the stated capital amount in respect of the cash contribution made to Holdco under the Omnibus Agreement to be $55,163,172 (the amount actually paid by PSP), as required by Section 1.2(a) of the Omnibus Agreement.

7.	Within five Business Days from the date of this letter agreement, Loral shall pay to Red Isle US$4,255,044 representing 34.63% of the net tax benefit received by Loral and Loral Skynet from the loss realized upon having transferred the Basis Swap to Holdco, and upon such payment, neither Loral nor Loral Skynet shall have any further obligation or liability in respect thereof. In consideration for such payment, PSP agrees that if the tax deduction to be claimed by Loral and/or Loral Skynet on its federal, state or local income tax returns in respect of its loss from the Basis Swap in the amount of US$39,000,365 is disallowed, either entirely or partially by any Governmental Authority, PSP shall indemnify Loral and Loral Skynet for 34.63% of any and all Taxes imposed on such disallowance up to a maximum aggregate amount of US$4,862,097; provided however, that if it shall be subsequently determined pursuant to a final proceeding or audit that cannot be appealed, that such disallowance is reversed, in whole or in part (the “Reversed Amount”), then Loral shall reimburse PSP for that portion of the Taxes imposed on the Reversed Amount to the extent that PSP has previously provided an indemnity payment in respect thereof under this paragraph 7. Nothing in this paragraph 7 is intended to affect any of the parties’ rights or obligations under Section 4.10 of the Asset Transfer Agreement.

8.	Section 3.1 of the Omnibus Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“On or before October 29, 2007, Skynet (on behalf of Parent) shall transfer, convey, assign and deliver unto Holdco, for subsequent transfer to Acquisition Sub, all of Skynet’s right, title and interest in, to and under the Basis Swap (which transfer shall be deemed to satisfy Parent’s obligations under Section 3.6(b) of the Ancillary Agreement). Notwithstanding anything to the contrary contained in any Transaction Document, including, without limitation, the Asset Transfer Agreement, the parties agree that (a) the Basis Swap shall form part of the ‘Transferred Property’ under the Asset Transfer Agreement for which the consideration therefore is being paid under Article II thereof and (b) for purposes of Section 4.10 of the Asset Transfer Agreement, any future adjustment to Interim Taxes shall be computed without consideration for the tax loss from the Basis Swap.”

9.	For the avoidance of doubt, it is hereby confirmed that the general unsecured pre-petition claims in the aggregate amount of $23,159,323.89, as well as a post-petition claim in the aggregate amount of $205,389, of Loral Skynet, a division of Loral SpaceCom Corporation, in the reorganization proceeding of Verestar, Inc. pending before the United States Bankruptcy Court in the Southern District of New York, which claims are reflected at zero book value on the Balance Sheet included in the Financial Statements of Loral Skynet used in the valuation of the Transferred Property, do not constitute ‘Transferred Property’ under the Asset Transfer Agreement.

10.	For the avoidance of doubt, it is hereby confirmed that all outstanding accounts receivables owed by XTAR, L.L.C. to Loral Skynet as of the Closing Date, including without limitation, accounts receivable generated prior to January 1, 2007, shall constitute Transferred Property under the Asset Transfer Agreement. In consideration therefor, Holdco agrees that it shall cause Telesat Canada to enter into the deferral letter substantially in the form attached hereto as Exhibit A.

11.	This letter agreement, and all matters arising out of or relating to this letter agreement and the transactions contemplated hereby, shall be governed by the laws of the State of New York, without regard to the conflicts of law rules and principles thereof.

Please indicate your agreement with the foregoing by signing below.

Very truly yours.

Loral Space & Communications Inc.
		By:	/s/ Janet Yeung

Name: Janet Yeung Title: Vice President and Assistant Secretary
Loral Skynet Corporation
		By:	/s/ Janet Yeung

Name: Janet Yeung Title: Vice President and Assistant Secretary
Agreed:
Public Sector Pension Investment Board
By:	/s/ Derek Murphy

Name: Derek Murphy Title: First Vice President, Private Equity
/s/ John Valentini

By:	Name: John Valentini Title: Chief Financial and Operations Officer
Red Isle Private Investments Inc.
By:	/s/ Derek Murphy

Name: Derek Murphy Title: Vice President
By:	/s/ Jim Pittman Name: Jim Pittman Title: Vice President
Telesat Holdings Inc.
By:	/s/ Daniel S. Goldberg

Name: Daniel S. Goldberg Title: CEO